              [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]

               720 Olive Street, Suite 2400 St. Louis, MO 63101
                     Tel (314) 345-6000 Fax (314) 345-6060
                       WEBSITE: www.blackwellsanders.com

                                 July 28, 2006

General American Life Insurance Company
13045 Tesson Ferry Road
St. Louis, MO 63128

Ladies and Gentlemen:

       We have acted as special Missouri counsel to General American Life Insurance Company (the "Guarantor") in connection with the registration under the Securities Act of 1933 (the "1933 Act") of the guarantee (the "Guarantee") of the Guarantor included in the Post-Effective Amendments to the Registration Statements on Form N-4 and Form N-6, referred to below ("Registration Statements") relating to the contractual obligations of MetLife Investors Insurance Company ("MetLife Investors"), a wholly-owned subsidiary of the Guarantor at the time of the issuance of the Guarantee and currently a subsidiary of MetLife, Inc., under variable insurance products issued by MetLife Investors on and before December 31, 2002 ("Variable Products"). The Registration Statements on Form N-4, under which MetLife Investors Variable Annuity Account One is the Registrant are as follows: Classes VA, AA and B (Post-Effective Amendment No. 17, No. 333-50540); Class XC (Post-Effective Amendment No 14, No. 333-51950); Class L (Post-Effective Amendment No. 15,
No. 333-52272); Class C (Post-Effective Amendment Nos. 13, No. 333-59864); Class A (Post-Effective Amendment No. 12, No. 333-54358); Navigator-Select (Post-Effective Amendment No. 19, 333-34741); and Cova VA (Post-Effective Amendment No. 30, 033-39100). The Registration Statements on Form N-6, under which MetLife Investors Variable Life Account One is the Registrant are Class Variable Universal Life and Class Variable Single Life/Flexible Premium Joint & Last Survivor Variable Life/Single Life Variable Life (Post-Effective Amendment No. 9, No. 333-69522).

   In connection with this opinion, we have examined:

    1. Portions of the draft Registration Statements relating to the Guarantor and the Guarantee.

    2. The Guarantee Agreement between the Guarantor and MetLife Investors dated June 1, 1995 ("Guarantee Agreement").

    3. The Certificate of the Secretary of the Guarantor certifying to the resolution adopted on July 27, 1995 by the Board of Directors of the Guarantor authorizing the Guarantee ("Resolution").

      KANSAS CITY, MISSOURI . ST. LOUIS, MISSOURI . OVERLAND PARK, KANSAS
       . OMAHA, NEBRASKA . SPRINGFIELD, MISSOURI . BELLEVILLE, ILLINOIS
                  . WASHINGTON, D.C. . LONDON, UNITED KINGDOM

                        AFFILIATES: LEEDS . MANCHESTER
                      MEMBER OF THE WORLD SERVICES GROUP

July 28, 2006
Page 2

    4. The Amended and Restated Articles of Incorporation of the Guarantor currently in effect.

    5. The Amended Charter and Articles of Incorporation of the Guarantor certified to us by the Secretary of the Guarantor as being true, correct and complete on the date of the adoption of the Resolution and the date of the Guarantee Agreement.

    6. The Amended and Restated By-Laws of the Guarantor as currently in effect.

    7. The By-Laws certified to us by the Secretary of the Guarantor as being true and correct on the date of the adoption of the Resolution and the date of the Guarantee Agreement.

   We have assumed for purposes of the following opinion: (a) the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures and conformity to the originals of all records, documents and instruments submitted to us as copies; (b) the accuracy of certificates, statements and other representations of officers of the Guarantor; (c) any certifications dated prior to the date of this opinion remain true as of the date hereof; (d) each certificate of a public official and each public document are accurate, complete and authentic and all official public records are accurate and complete; (e) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Missouri has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity. We have also assumed that the descriptions of the Guarantor and the Guarantee contained in the Registration Statements when they are filed pursuant to the 1933 Act will conform to the descriptions in the drafts of the Registration Statements provided to us as of the date of this opinion.

   Based upon the forgoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion, we are of the opinion that, assuming the Variable Products are valid and legally binding obligations of MetLife Investors, the Guarantee of the contractual obligations under the Variable Products constitutes a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

   The foregoing opinion is limited to the laws of the State of Missouri and the specific opinion set forth above, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or any other matters under Missouri law.

July 28, 2006
Page 3

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statements.

                              Very truly yours,

                              /s/ Blackwell Sanders Peper Martin LLP

                              BLACKWELL SANDERS PEPER MARTIN LLP

JRS